SUB-ITEM 77C:

SunAmerica Blue Chip-Growth Fund
On November 10, 2009, a Special Meeting of Shareholders was held to consider a proposal to approve an Agreement and Plan of Reorganization pursuant to which the SunAmerica Blue Chip Growth Fund would transfer all of its assets to the Focused Large-Cap Growth Portfolio, a series of SunAmerica Focused Series, Inc., in exchange solely for the assumption of the SunAmerica Blue Chip Growth Funds liabilities by the Focused Large-Cap Growth Portfolio's and Class A, Class B, Class C and Class Z shares of the Focused Large-Cap Growth Portfolio, which shares will be distributed by the SunAmerica Blue Chip Growth Fund to the holders of its shares in complete liquidation thereof. The voting results of this Special Meeting are as follows:
FOR	 	AGAINST	 	ABSTAIN
 1,383,842	 86,542	 	96,816

 SunAmerica Disciplined Growth Fund
On October 16, 2009, a Special Meeting of Shareholders was held to consider a proposal to approve an Agreement and Plan of Reorganization pursuant to which the SunAmerica Disciplined Growth Fund would transfer all of its assets to the Focused Large-Cap Growth Portfolio, a series of SunAmerica Focused Series, Inc., in exchange solely for the assumption of the SunAmerica Disciplined Growth Fund's liabilities by the Focused Large-Cap Growth Portfolio and Class A, Class B and Class C shares of the Focused Large-Cap Growth Portfolio, which shares will be distributed by the SunAmerica Disciplined Growth Fund to the holders of its shares in complete liquidation thereof. The voting results of this Special Meeting are as follows:
FOR	 	AGAINST	 	ABSTAIN
 1,204,992	 36,557	 	65,326

SunAmerica New Century Fund
On November 10, 2009, a Special Meeting of Shareholders was held to consider a proposal to approve an Agreement and Plan of Reorganization pursuant to which the SunAmerica New Century Fund would transfer all of its assets to the Focused Small-Cap Growth Portfolio, a series of SunAmerica Focused Series, Inc., in exchange solely for the assumption of the Focused Mid-Cap Growth Portfolio's liabilities by the Focused Small-Cap Growth Portfolio and Class A, Class B and Class C shares of the Focused Small-Cap Growth Portfolio, which shares will be distributed by the SunAmerica New Century Fund to the holders of its shares in complete liquidation thereof. The voting results of this Special Meeting are as follows:
FOR	 	AGAINST	 	ABSTAIN
 1,503,734 	96,392	  	123,074

 SunAmerica Growth Opportunities Fund
On November 25, 2009, a Special Meeting of Shareholders was held to consider a proposal to approve an Agreement and Plan of Reorganization pursuant to which the SunAmerica Growth Opportunities Fund would transfer all of its assets to the Focused Small-Cap Value Portfolio, a series of SunAmerica Focused Series, Inc., in exchange solely for the assumption of the Focused Mid-Cap Value Portfolio's liabilities by the Focused Small-Cap Value Portfolio and Class A, Class B, Class C and Class I of the Focused Small-Cap Value Portfolio, which shares will be distributed by the SunAmerica Growth Opportunities Fund to the holders of its shares in complete liquidation thereof. The voting results of this Special Meeting are as follows:
FOR	 	AGAINST	 	ABSTAIN
 1,024,219	45,670	  	89,026


SunAmerica Growth and Income Fund
On December 4, 2009, a Special Meeting of Shareholders was held to consider a proposal to approve an Agreement and Plan of Reorganization pursuant to which the SunAmerica Growth and Income Fund would transfer all of its assets to the Focused Growth and Income Portfolio, a series of SunAmerica Focused Series, Inc., in exchange solely for the assumption of the SunAmerica Growth and Income Portfolio's liabilities by the Focused Growth and Income Portfolio and Class A, Class B, Class C and Class I shares of the Focused Growth and Income Portfolio, which shares will be distributed by the SunAmerica Growth and Income Fund to the holders of its shares in complete liquidation thereof. The voting results of this Special Meeting are as follows:
FOR	 	AGAINST	 	ABSTAIN
2,334,524 	82,925	 	171,392

SunAmerica Balanced Assets Fund
On December 4, 2009, a Special Meeting of Shareholders was held to consider a proposal to approve an Agreement and Plan of Reorganization pursuant to which the SunAmerica Balanced Assets Fund would transfer all of its assets to the Focused Growth and Income Portfolio, a series of SunAmerica Focused Series, Inc., in exchange solely for the assumption of the SunAmerica Balanced Assets Fund 's liabilities by the Focused Growth and Income Portfolio and Class A, Class B, Class C and Class I shares of the Focused Growth and Income Portfolio, which shares will be distributed by the Focused Mid-Cap Value Portfolio to the holders of its shares in complete liquidation thereof. The voting results of this Special Meeting are as follows:
FOR	 	AGAINST	 	ABSTAIN
3,284,443	 187,284	 271,181


SunAmerica International Equity Fund

A special meeting of shareholders of the SunAmerica International Equity Fund (the "International Equity Fund") was held on February 16, 2010 (the "Meeting"). At the Meeting, shareholders approved (i) a new subadvisory agreement between SunAmerica Asset Management Corp. ("SunAmerica") and PineBridge Investments, LLC ("PineBridge") and
(ii) the operation of Strategic Bond Fund in a manner consistent with the exemptive order received from the Securities and Exchange Commission that permits SunAmerica to, among other things, enter into or amend subadvisory agreements with unaffiliated subadvisers upon approval by the Board of Trustees, but without obtaining shareholder approval (the "Manager of Managers Proposal").

The voting results were as follows:

To approve a new subadvisory agreement between SunAmerica and PineBridge:


FOR		AGAINST	 	ABSTAIN
6,222,727	412,805		449,305

To approve the Manager of Managers Proposal:


FOR		AGAINST		ABSTAIN
5,917,807	719,156		447,870

SunAmerica International Small-Cap Fund

A special meeting of shareholders of the SunAmerica International
Small-Cap Fund was held on February 16, 2010 (the "Meeting"). At the Meeting, shareholders approved a new subadvisory agreement between SunAmerica and PineBridge.

The voting results were as follows:

To approve a new subadvisory agreement between SunAmerica and
PineBridge:


FOR		AGAINST		ABSTAIN
4,251,203	1,422,214	210,896